Exhibit 31.1

I, S. W. Yong, certify that:

1. I have reviewed this Amendment No.1 to the Annual Report on Form 10-K/A of Trio-Tech International, a California corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: November 26, 2021

/s/ S.W.Yong S. W. Yong, Chief Executive Officer and President (Principal Executive Officer)